UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 3, 2008

NEXCEN BRANDS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27707	20-2783217
(Commission File Number)	(IRS Employer Identification No.)

1330 Avenue of the Americas, 34th Floor, New York, NY	10019-5400
(Address of Principal Executive Offices)	(Zip Code)

(212) 277-1100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On October 3, 2008, NexCen Brands, Inc. (the “Company”) completed the sale of substantially all of the assets associated with the Company’s Waverly, Gramercy and Village brands (the “Waverly Business”), pursuant to that certain Asset Purchase Agreement entered into on September 29, 2008, by and among the Company, NexCen Fixed Asset Company, LLC (“NFAC”), NexCen Brand Management, Inc. (“NBM”), WV IP Holdings, LLC (“WV IP Holdings,” and with NFAC and NBM, each individually, a “Seller,” and collectively, the “Sellers”), each a direct or indirect wholly-owned subsidiary of the Company, and Iconix Brand Group, Inc. (“Buyer”) (the “Purchase Agreement”).

The Company and the Sellers received $26.0 million in cash as consideration for the sale of the Waverly Business. Additionally, Buyer assumed certain future liabilities associated with the Waverly Business. A copy of the Purchase Agreement was previously filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on September 30, 2008.

On October 6, 2008, the Company issued a press release announcing the closing of the sale of the Waverly Business as described above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release dated October 6, 2008.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on October 7, 2008.

NEXCEN BRANDS, INC.

/s/ Sue J. Nam
By:	Sue J. Nam
Its:	General Counsel